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Exhibit 11.1

                               VANSTAR CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)


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

                                                             YEAR ENDED APRIL 30,
                                                     -------------------------------------
                                                       1997           1996          1995
                                                     --------       --------      --------
Weighted average number of
    common shares outstanding                         41,693         12,107        11,040

Common equivalent shares from stock options
    using the treasury stock method                    1,589            309            72

Common shares from the assumed conversion
    of all outstanding preferred stock and warrants        -         20,306        18,703

Common equivalent shares from stock options
    and warrants related to SAB No. 83 using
    the treasury stock method                              -          1,528         2,671
                                                     -------        -------        ------
Shares used in computing
    earnings per share                                43,282         34,250        32,486
                                                     -------        -------        ------
                                                     -------        -------        ------

Net income                                           $29,994        $17,247        $1,268
                                                     -------        -------        ------
                                                     -------        -------        ------

Primary and fully diluted earnings per share
    (Pro forma prior to March 11, 1996)                $0.69          $0.50         $0.04
                                                     -------        -------        ------
                                                     -------        -------        ------
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